*** Confidential Treatment has been requested for portions of this document.

                                                                   EXHIBIT 10.23

                                  ADAPTEC, INC.
                          INTEGRATED CIRCUIT AGREEMENT

This Integrated Circuit Agreement and the attached Schedules ("Agreement") is between the following parties:

SELLER:                                       BUYER:

Adaptec, Inc.                                 Chaparral Network Storage, Inc.
691 South Milpitas Blvd.                      1951 South Fordham Street
Milpitas, CA  95035                           Longmont, CO  80503

THE PARTIES AGREE AS FOLLOWS:

1. Certification. Buyer hereby agrees and certifies that all Products purchased from Seller pursuant to this Agreement shall be integrated into Buyer's products which are assembled or manufactured in the regular course of Buyer's business. Additionally, Buyer acknowledges the Products and the pricing of Products by Seller are based on Seller's reliance on Buyer's representations that the Products will be integrated. Buyer expressly agrees not to resell or transfer any of the Products as standalone units. Buyer further agrees to comply with the limitations imposed by the Technology Cross-License Agreement, dated November 25, 1998, between Buyer and Seller, with respect to the Products.

2. Products and Pricing. The Products which Buyer is authorized to purchase form Seller are listed on Schedule 1. The Prices for Products shall be determined upon commercial release of the Products, and shall be Seller's best OEM prices for similar quantities purchased upon similar terms. Additionally, Buyer's products which will incorporate or integrate Seller's Products shall be listed on Schedule 1.

3. Forecasts, Purchase Orders and Pricing. Buyer may purchase Product by providing Seller on a monthly basis with a twelve (12) month rolling Product forecast, which shall be binding. Lead times shall be negotiable for quantities of Products not forecasted by Buyer. Initial prices for the Products shall be the same prices Seller offers to its original equipment manufacturer customers for comparable quantities, based on the quantity set forth in Buyer's Product forecast for the first one (1) year period. After the first ninety (90) days from the effective date of this Agreement, Seller reserves the right to change the Prices at any time upon written notice to Buyer; provided that Prices for the Products will continue to be the same prices Seller offers to its original equipment manufacturer customers for comparable quantities.

4.   Subcontractors. Seller agrees that Buyer's subcontractors listed in
     Schedule 1 ("Subcontractors") shall be entitled to receive Products at the address(es) listed in Schedule 1 for the purpose of manufacturing on behalf of Buyer. Buyer is solely responsible and liable to Seller for Subcontractors' actions, errors or omissions, and for Subcontractors' noncompliance with Section 1 (Certification) and the other terms of this Agreement.

5. Terms of Sale. The Terms of Sale which govern the purchase of Products pursuant to this Agreement are attached hereto as Schedule 2, provided, however, to the extent any terms of this Agreement are inconsistent with the Terms of Sale attached as Schedule 2, this Agreement shall govern.

6. Term. The initial term of this Agreement shall be for a period of three (3) years, unless earlier terminated by either party. This Agreement may be renewed on an annual basis upon the mutual written agreement of the parties.

7. Termination. Either party may terminate this Agreement for cause if the other party fails to perform any of its material obligations under the terms and conditions of this Agreement, including Schedule 2 hereto, so as to be in default hereunder and fails to cure such default within thirty
     (30) days after receiving written notice of such default. Either party may terminate this Agreement at anytime, without cause, by providing the other party with nine (9) months written notice of termination. In the event Seller terminates other than for cause, Seller must continue to supply Products under this Agreement for a nine-month period beyond the notice of termination based on a non-cancelable purchase order from Buyer (inclusive of the notice period for termination without cause). Unless Seller fails to comply with its obligations under Section 8 (Backup Rights) below, Seller shall not be liable to Buyer for its failure to provide Products to Buyer or its failure to provide Buyer nine (9) months notice of termination, to the extent that such failure is due to Seller's inability to procure such Products from Seller's third party manufacturer or source of supply.

8. Backup Rights. In order to insure that Buyer has continuous and uninterrupted supply of Products to meet customer demands, Buyer shall have certain backup rights as set forth in this Section 8.

     Within thirty (30) days of the execution of this Agreement, Seller will provide written manufacturing authorization to its current manufacturer of the Products ("Manufacturer")in a form to be reasonably agreed upon by the parties within 10 days of the date hereof ("Conditional Manufacturing Authorization"), which shall provide certain circumstances under which Manufacturer is authorized to use the tooling, masks, tapes and design works for the Products and all other items provided to Manufacturer by Seller and required to manufacture the Products ("Manufacturing Materials") to manufacture Products for Buyer. If Buyer sends written notification to Manufacturer that it is exercising its backup rights subject to the terms and conditions set forth in this Section 8, Buyer shall contemporaneously so notify Seller. Seller shall have ten (10) days from the date such written notice is sent (via overnight courier to the attention of Seller's Treasurer) to Seller to cure the events triggering backup rights to Buyer's reasonable satisfaction. If Seller fails to cure the events triggering backup rights to Buyer's reasonable satisfaction within such ten (10) day period, Manufacturer may use the Manufacturing Materials to manufacture and deliver Products directly to Buyer until such time as the breach is cured. Notwithstanding the foregoing, Buyer will remit payment for the Products directly to Seller.

     The events triggering the backup rights set forth above are the following:

     (i) Seller breaches this Agreement by failing on at least three (3) different occasions to deliver Products to Buyer within ten (10) days of the applicable delivery date, and such failure is the result of action, or inaction, by Seller (and not due to delays of Manufacturer or its suppliers),

     (ii) Seller decides to discontinue manufacturing or procuring the Product for which backup rights are sought, and refuses to accept Buyer's purchase orders therefor,

     (iii) Seller breaches its agreement with Manufacturer and, as a consequence, Manufacturer suspends or delays deliveries to Seller;

     (iv) Seller or any creditor of Seller files a bankruptcy petition with respect to Seller's business, and such petition is not dismissed within 30 days;

     (v) Seller is acquired, merged into, or comes under the control of another entity and such change in ownership or control prevents Seller from performing its obligations under this Agreement; or

     (vi) due to the occurrence of any contingency beyond the reasonable control of Seller ("Event of Force Majeure"), Seller is unable to perform its obligations under this Agreement; provided, however, that such Event of Force Majeure does not impact either Manufacturer or Buyer.

     If (a) Seller's agreement with Manufacturer is terminated or (b) due to the occurrence of any contingency beyond the reasonable control of Manufacturer, Manufacturer is unable to manufacture Products for Seller, Seller shall notify Buyer within 10 business days of the occurrence of either (a) or (b) above, that Seller does not wish to qualify a new manufacturer, or that Seller intends to promptly seek to qualify a new manufacturer, which shall be deemed a Manufacturer hereunder. If Seller notifies Buyer that Seller does not wish to qualify a new manufacturer, Buyer is authorized to qualify its own manufacturer. In such event, and subject to reimbursement of its out-of-pocket costs, Seller shall promptly provide Buyer's designated manufacturer, reasonably acceptable to Seller, with the Manufacturing Materials and a license at no charge to use such Manufacturing Materials solely for the purpose of manufacturing and selling Products to Buyer. On the other hand, if Seller decides to qualify a new manufacturer, then upon qualification, Seller shall promptly send written notification to Buyer of the name and address of the new Manufacturer and shall provide written Conditional Manufacturing Authorization to the new manufacturer. As a condition of such re-qualification, Buyer may be required to pay its pro-rata portion of any re-qualification costs. (Such pro-rata portion shall be based upon the quantities of Products purchased by Buyer during the immediately prior 12-month period as a proportion of all Products sold or utilized by Seller.) The provisions of this Section 8 shall continue to apply .If Seller fails to qualify a new manufacturer within sixty (60) days, or such other longer period as may be reasonably necessary, then Buyer is authorized to qualify its own manufacturer. In such event, and subject to reimbursement of its out-of-pocket costs, Seller shall promptly provide Buyer's designated manufacturer, reasonably acceptable to Seller, with the Manufacturing Materials and a license to use such Manufacturing Materials solely for the purpose of manufacturing and selling Products to Buyer.

9. Survival. Section 1 of this agreement shall survive termination of this Agreement. Any other terms of this Agreement which by their nature extend beyond its termination (including, but not limited to, Buyer's obligation to make payment for Products ordered) shall remain in effect until fulfilled.

10. Confidentiality. Any confidential information given or received by either party pursuant to this Agreement shall be covered by the separate written nondisclosure agreement which is attached hereto as Schedule 3.

11. Audit. Each party agrees to keep accurate books and records, at its respective address listed above, to show compliance with this Agreement. Seller may conduct audits of books and records of Buyer for the purpose of verifying compliance with Section 1 of this Agreement during regular business hours and at its own expense and upon reasonable notice Buyer may conduct audits of books and records of Seller for the purpose of verifying compliance with this Section 3 of this Agreement during regular business hours and at its own expense and upon reasonable notice. All such audits shall be conducted by an Independent Certified Public Accountant reasonably acceptable to the other party and shall be subject to the appropriate confidentiality restriction.

12. General. In the event of any litigation between Buyer and Seller relating to this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and all costs. This Agreement shall be governed by California law, excluding its conflict of laws rules. The parties stipulate that all litigation under this Agreement will be brought in either the state courts located in Santa Clara County, California or the United States District Court for the Northern District of California. All notices shall be sent to each party in writing at the addresses listed above. Notice is effective immediately upon receipt. This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof, and supersedes all prior representations and understandings. The failure to enforce any right will not be deemed a waiver of such or any other right, including the right to enforce a subsequent breach of the same obligation. This Agreement may be assigned, amended or modified only by a writing signed by the parties, and shall be binding upon any permitted successors and assignees. This Agreement will not be construed as a teaming agreement, joint venture or other agency relationship. No action against Seller for breach hereof shall be commenced more than one (1) year after the accrual of the cause of action.

14. Warrants. As a material consideration for this Agreement, the Buyer shall grant to Seller a warrant to purchase three hundred thousand (300,000) shares of common stock of Buyer at an exercise price of twenty dollars ($20) per share, in substantially the form attached hereto as Schedule 4. The warrant shall not be exercisable until nine (9) months from the date of grant and shall terminate to the extent unexercised fifteen (15) months from the date of grant.

ADAPTEC, INC.                         CHAPARRAL NETWORK STORAGE, INC.

By: /s/ J. PETER CAMPAGNA             By: /s/ MICHAEL J. GLUCK
    -------------------------------       --------------------------------------

Printed:  J. Peter Campagna           Printed: Michael J. Gluck
         --------------------------            ---------------------------------

Title: Vice President & Treasurer     Title: President & Chief Operating Officer
       ----------------------------          -----------------------------------

Effective Date: 3/3/00                Date: 3/3/00
                -------------------         ------------------------------------

*** Confidential Treatment has been requested for portions of this document.


                                   SCHEDULE 1


                   PRODUCTS, PRICE LISTS AND BUYER'S PRODUCTS



PRODUCTS                                   UNIT PRICE
--------                                   ----------
[***]                                         [***]

[***]                                         [***]

[***]                                          [***]

[***]                                          [***]

[***]                                          [***]


BUYER'S PRODUCTS INTO WHICH PRODUCTS ARE TO BE INTEGRATED


External RAID Controller boards

Router Controller boards

SAN Controller boards

Data Mover Controller boards



SUBCONTRACTORS*


Hi-Tech Manufacturing (Thorton, Colorado)

Smart Flex (San Jose, California)

* Chaparral reserves the right to change or add subcontractors at its sole discretion.

                                   SCHEDULE 2


                           INTEGRATED CIRCUIT PRODUCT
                             STANDARD TERMS OF SALE

The following Standard Terms of Sale ("Terms of Sale") apply to the Products which Buyer is authorized to purchased pursuant to the Integrated Circuit Agreement ("Agreement") entered into between Seller and Buyer on the Effective Date set forth in the Agreement.

1. TERMS OF SALE. THE TERMS OF SALE CONTAINED HEREIN APPLY TO ALL QUOTATIONS MADE BY SELLER AND PURCHASE ORDERS PLACED BY BUYER WITH RESPECT TO PRODUCTS, WHETHER IN DOCUMENTARY FORM OR TRANSMITTED BY ELECTRONIC MEANS. SELLER'S ACCEPTANCE OF ANY PURCHASE ORDER IS CONDITIONAL ON BUYER'S ASSENT TO THE TERMS IN LIEU OF THOSE IN BUYER'S PURCHASE ORDER. SELLER'S FAILURE TO OBJECT TO PROVISIONS CONTAINED IN ANY COMMUNICATION FROM BUYER SHALL NOT BE DEEMED A WAIVER OF THE PROVISIONS OF THIS AGREEMENT. ANY CHANGES IN THE TERMS CONTAINED HEREIN MUST SPECIFICALLY BE AGREED TO IN WRITING BY AN OFFICER OR GENERAL MANAGER OF SELLER BEFORE BECOMING BINDING ON SELLER.

All purchase orders or agreements must be approved and accepted by Seller at its home office. These terms shall be applicable whether or not they are attached or enclosed with the Products to be sold hereunder. No shipments will be made until a signed purchase order is received by Seller. These terms do not apply to the licensing of software products offered by Seller. The terms which govern the software products licensed to Buyer are contained in a separate agreement

2. PRODUCTS. The integrated circuit Products which Buyer is authorized to purchase pursuant to these Terms of Sale are listed in the Agreement.

3. TAXES. Unless otherwise specifically provided herein, the amount of any present or future sales, revenue, excise, or other tax applicable to the Products covered by a purchase order or the manufacture, or sale thereof, shall be added to the purchase price and shall be paid by Buyer, or in lieu thereof Buyer shall provide Seller with a tax exemption certificate thereafter. In the event Seller is required to pay any such tax, fee or charge, at the time of sale, or thereafter, Buyer shall reimburse Seller therefor.

4. SHIPMENT. Unless otherwise specified on the Sales Acknowledgment received from Seller, shipment of goods within the U.S. shall be delivered FOB Adaptec's dock in San Francisco, and title and liability for loss or damage thereto shall pass to Buyer upon Seller's tender of delivery of the goods to a carrier for shipment to Buyer. Seller may deliver the goods in installments. Unless otherwise agreed, all items shall be packed in accordance with Seller's normal practices.

5. PAYMENT. Unless otherwise agreed, all invoices are due and payable thirty
(30) days from the date of invoice. No discounts are authorized. Shipments, deliveries, and performance of work shall at all times be subject to the approval of Seller's credit department, and Seller may at any time decline to make any shipments or deliveries or perform any work except upon receipt of payment, or upon terms and conditions or security satisfactory to Seller's credit department.

         If in the judgment of Seller, the financial condition of Buyer at any time does not justify continuation of production, or shipment on the terms of payment originally specified, Seller may require full or partial payment in advance. In the event of the bankruptcy or insolvency of Buyer, or in the event any proceeding is brought by or against Buyer under the bankruptcy or insolvency laws, Seller shall be entitled to cancel any order then outstanding, unless full payment is made, in advance, with respect to all the outstanding orders.

         Each shipment shall be considered a separate and independent transaction, and payment therefor shall be made accordingly. If shipments are delayed by Buyer, payments shall become due on the date when Seller is prepared to make shipment. If the work covered by the purchase order is delayed by Buyer, Seller may request progress payments based on the purchase price and the percentage of completion as a condition of such delay. Products held for Buyer shall be at the risk and expense of Buyer.

         Buyer hereby grants, and Seller retains, a purchase money security interest in each Product furnished hereunder, and any proceeds thereof, until the full purchase price thereof shall have been paid in full.

6. SHIPPING DATES. All shipping dates are estimates only and are dependent upon prompt receipt of all necessary information from Buyer. Seller shall be excused from performance and shall not be liable for any delay in delivery or nondelivery, in whole or in part, caused by the occurrence of any contingency beyond the reasonable control of Seller, including but not limited to, war (whether an actual declaration thereof is made), sabotage, or other act of civil disobedience, judicial action, labor dispute, accident, earthquakes, defaults of suppliers, fire, act of God, shortage of labor, fuel, raw material or machinery or technical or yield failures where Seller has exercised ordinary care in the prevention thereof. Seller may at its sole discretion allocate production and delivery among Seller's customers.

7. RESCHEDULING/CANCELLATION. No delivery delay requested by Buyer will be effective unless covered by an amendment to the applicable purchase order that
(a) provides for the payment of any agreed upon costs the delay imposes on Seller, and (b) is signed by a duly authorized representative of Seller. Products returned for the convenience of Buyer, if accepted by Seller, shall be subject to a restocking fee. Buyer may not cancel or reschedule any orders scheduled for delivery within ninety (90) days without Seller's prior written consent. A cancellation charge shall be assessed on purchase orders for any Products canceled within ninety (90) days of the scheduled delivery date. The amount of such charge shall be based on the quantity canceled and the time remaining.

8. INSPECTION. Unless otherwise specified and agreed upon, the Products shall be subject to Seller's standard inspection at the place of manufacture. Upon receipt of Products by Buyer which appear not to conform to the description of the Products in the Agreement, Buyer shall immediately notify Seller and afford Seller a reasonable opportunity to inspect the Products. Seller's Return Material Authorization form must accompany the return of all Products to Seller.

9. LIMITED WARRANTY. THE FOLLOWING WARRANTY IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTIES' INTELLECTUAL PROPERTY RIGHTS. THIS WARRANTY NEITHER ASSUMES, NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR SELLER, ANY OTHER LIABILITY IN CONNECTION WITH THE SALE OF SELLER'S PRODUCTS. THIS WARRANTY DOES NOT APPLY TO PROBLEMS ARISING FROM BATTERY LEAKAGE OR USE OF IMPROPER EXTERNAL POWER SOURCES.

Seller warrants to Buyer that the Products will be free from defects in material and workmanship under normal use and service for the period of one (1) year from date of shipment , and will conform to their applicable specification at the time of delivery. Seller's obligations under this provision are limited, at its sole option to: (i) replacing or (ii) giving credit for any Product which shall, within the warranty period, be returned to Seller's factory, transportation charges prepaid, and which is, after examination, disclosed to Seller's satisfaction to be defective. Prior to returning any Product to Seller, Customer must request and obtain a Return Material Authorization form from Seller. This warranty shall not apply to any Products which have been altered except by Seller, or which shall have been subject to misuse, negligence, improper environmental conditions, or accident or not maintained in accordance with handling or operating instructions supplied by Seller. Any Products. [rest of sentence dropped--what was intended?] This warranty applies exclusively to Buyer and does not extend to Buyer's customers.

10. PATENT INFRINGEMENT. Buyer shall hold Seller harmless from and defend against any costs, expenses, damages, or liabilities arising from Seller's compliance with Buyer's designs, instructions, or specifications. Except as set forth above, Seller agrees to defend, or at Seller's option settle, at Seller's own expense and under Seller's sole control, any claim, suit, demand, or proceeding ("Action") resulting from any alleged infringement of United States patents owned by third parties by Products as sold and purchased by Buyer from Seller; provided Buyer (i) gives to Seller prompt notice of any such action,
(ii) authorizes Seller to settle or defend any such Action, and (iii) assists Seller in so doing upon Seller's request (at Seller's expense). Should Buyer be enjoined from selling or using the Product, as a result of any such Action, Seller shall either: (1) procure for Buyer the right to use or sell the Product;
(2) modify the Product so that it becomes noninfringing; (3) upon receipt of the Product, provide to Buyer a noninfringing product meeting the same functional specifications as the Product or (4) authorize the return of the Product to Seller and, upon its receipt, substantially refund to Buyer the cost of the Product. Buyer will use commercially reasonable efforts to assist Seller in mitigating its damages hereunder. Seller shall not be liable for any costs or expenses incurred without Seller's prior written authorization. Notwithstanding the foregoing, in no event shall Seller's liability hereunder exceed the aggregate amount paid by Buyer to Seller for those Products incorporating the allegedly infringing technology licensed or purchased under, or in conjunction with this Agreement during the twelve (12) months immediately preceding the initiation of such Action. The foregoing states the entire liability to Seller for infringement of the patents of third parties, and in particular, Seller has no obligations to indemnify Buyer for infringement of patents resulting from combinations of the Product with other products, whether or not supplied by Seller. THIS PROVISION IS STATED IN LIEU OF ANY OTHER EXPRESSED, IMPLIED, OR STATUTORY WARRANTY AGAINST INFRINGEMENT AND SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR PATENT INFRINGEMENT OF ANY KIND.

11. DAMAGE LIMITATION. INDEPENDENTLY OF ANY OTHER REMEDY LIMITATION HEREOF AND NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY SUCH LIMITED REMEDY, IT IS AGREED IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT. IN NO EVENT SHALL SELLER'S LIABILITY HEREUNDER EXCEED THE AGGREGATE AMOUNT PAID BY BUYER TO SELLER FOR PRODUCTS PURCHASED HEREUNDER.

12. U.S. GOVERNMENT CONTRACTS. If Buyer's original purchase order indicates by contract number it is placed under a government contract, only the following provisions of the current Federal Acquisition Regulations are applicable in accordance with the terms thereof, with an appropriate substitution of parties, as the case may be - i.e.., "Contracting Officer" shall mean "Buyer", "Contractor" shall mean "Seller", and the term "Contract" shall mean this order:

52.202-1. Definitions; 52.232-11, Extras: 52.219-9; Variation in Quantity; 52.232-23, Assignment of Claims; 52.228-2, Additional Bond Security; 52.225-11, Certain Communist Areas; 52.222-4, Contract Work Hours and Safety Standards Act
- Overtime Compensation; 52.222-20, Walsh-Healy Public Contracts Act; 52.222-25, Equal Opportunity: Officials Not to Benefit; 52.203-5, Covenant Against Contingent Fees; 52.249-1, Termination for Convenience of the Government (Fixed Price) (Short Form) (only to the extent that Buyer's contract is terminated for the convenience of the government); 52.2-1, Contractor Inspection Requirements; 52.227-1, Authorization and Consent;#52.227-2, Notice and Assistance Regarding Patent and Copyright Information; 52.247-1, Commercial Bill of Lading Notations; 52.233-35, Affirmative Action for Special Disabled and Vietnam Era Veterans; 52.222-1, Notice to the Government of Labor Disputes; 52.215-1, Examination of Records by Controller General; 52.220-3, Utilization of Labor Surplus Area Concerns.

13. PRODUCT CHANGES. Seller reserves the right, at its sole discretion, to discontinue manufacturing or supplying any Product which has not been firmly scheduled for delivery to Buyer. Seller also reserves the right to change or improve any Product or specifications provided that such changes do not affect form, fit or function of the Product. Changes that do not affect form, fit, or function will be made upon giving thirty (30) day's advance notification to Buyer, and shipments will be made upon the approval of Buyer.

14. EXPORT COMPLIANCE. Buyer shall be responsible for obtaining all import licenses required by any country and all reexport licenses. Buyer shall comply with all applicable provisions of the Export Administration Regulations of the United States Department of Commerce, or any amendment thereto, in effect with respect to all Products hereunder, and shall provide Seller with all documentation and data necessary or desirable in monitoring such compliance. Buyer agrees to hold Seller harmless against any liability arising from the failure of Buyer or Buyer's customers to comply with such regulations. This provision shall survive any termination, transfer, or expiration of the Agreement.

15. SALE CONVEYS NO LICENSE. Seller's Products are offered for sale and are sold by Seller subject to the condition that such sales does not convey any license expressly, or by implication, estoppel otherwise, under any patent, mask work, or copyright, or any assembly, circuit, combination, method or process which any such Products are used. Seller expressly reserves all its rights under such patents, mask works or copyrights.

16. SUPPORT. No formal support shall be provided under the Agreement, however, upon Buyer's request for support services, Seller reserves the right to decide whether or not said services shall be provided and at what cost to Buyer.

                                   SCHEDULE 3

                      MASTER MUTUAL NONDISCLOSURE AGREEMENT

                                   SCHEDULE 4

                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THIS WARRANT CANNOT BE EXERCISED, SOLD OR TRANSFERRED, AND THE SHARES OF THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH EXERCISE, SALE OR TRANSFER.

                        CHAPARRAL NETWORK STORAGE, INC.

             WARRANT TO PURCHASE 300,000 SHARES OF COMMON STOCK OF
                        CHAPARRAL NETWORK STORAGE, INC.
                            VOID AFTER MAY 31, 2001

         This Warrant (the "Warrant") certifies that, subject to the terms and conditions set forth herein, for value received, ADAPTEC, INC., a Delaware corporation (the "Holder"), is entitled to purchase from CHAPARRAL NETWORK STORAGE, INC., a Delaware corporation (the "Company"), up to three hundred thousand (300,000) fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Company at the purchase price per share specified in Section 2 below, with the Common Stock issuable upon exercise of this Warrant referred to herein as the "Shares".

         1. Definitions. As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

            (a) "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            (b) "Common Stock", when used with reference to stock of the Company, means all shares, now or hereafter authorized, of the class of common stock, $0.001 par value, of the Company currently authorized and shares of any other class into which those shares may hereafter be changed.

            (c) "Company" means Chaparral Network Storage, Inc., a Delaware corporation and any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

            (d) "Fair Market Value" of a share of Common Stock as of a particular date means (a) if traded on an exchange or the over-the-counter market, quoted on the Nasdaq National Market or reported by the National Quotation Bureau, then the average of the reported closing or bid price for the fifteen (15) trading days immediately preceding the date on which "Fair Market Value" is being determined, appropriately adjusted to reflect any stock split, combination, dividend or distribution, if any, occurring after such date, (b) if conversion or exercise is simultaneous with an underwritten public offering registered under the 1933 Act, the public offering price (before deducting commissions, discounts or expenses) per share sold in such offer, and (c) otherwise, the price, not less than book value, determined in good faith and in such reasonable manner as prescribed by a majority of the disinterested members of the Company"s Board of Directors who are not Company officers or employees.

            (e) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder.

            (f) "Holder" means Adaptec, Inc., a Delaware corporation, and its permitted successors and assigns .

            (g) "SEC" means the Securities and Exchange Commission.

            (h) "Subscription Notice" means a Subscription Notice substantially in the form of Appendix I attached hereto, for execution upon exercise of the purchase right represented by this Warrant.

         2. Warrant Price. The purchase price to be paid upon exercise of this Warrant is U.S. $20.00 per Share, subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred --------- to as the "Warrant Price").

         3. Exercise Period. This Warrant shall be exercisable by the Holder for a term (the "Exercise Period") beginning at 8:00 a.m. Mountain Standard Time on December 1, 2000 (the "Commencement Date") and ending at 5:00 p.m. Mountain Standard Time on May 31, 2001 (the "Expiration Date").

         4. Method of Exercise.

            (a) The Holder may exercise the purchase rights evidenced hereby, in whole or in part, during the Exercise Period. Such exercise shall be effected by:

                (i) the surrender of the Warrant, together with a duly
            executed copy of the Subscription Notice, to the Secretary of the Company at its principal office; and

                (ii) the payment to the Company, by wire transfer of
            immediately available funds to an account designated by the Company at least two (2) days prior to the Commencement Date of an aggregate amount equal to the number of Shares designated for purchase in the completed Subscription Notice multiplied by the Warrant Price.

         (b) If the Holder believes that the exercise of this Warrant will necessitate a filing under the HSR Act, the Holder shall give the Company at least thirty (30) but not more than ninety

(90) days written notice of Holder"s intent to exercise this Warrant. As promptly as practicable after the giving of such notice, the Company and the Holder shall make all filings required by the HSR Act.

         (c) Upon the request of the Company, the Holder shall also deliver to the Company an instrument, in form and substance reasonably satisfactory to counsel for the Company, executed by the Holder certifying that the Shares are being acquired for investment purposes only and not with a view to their resale or distribution.

         (d) This Warrant and all rights of the Holder to purchase Shares hereunder shall terminate and become void at the Expiration Date.

         (e) Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Appendix II duly executed by the Holder, into up to the number of Shares that is obtained under the following formula:

                                  X = Y (A-B)
                                    --------
                                       A

where X =         the number of shares to be issued to the Holder.

                  Y = the number of Shares as to which this Warrant is being exercised.

                  A = the fair market value of one Share, as determined in good faith by the Company's Board of Directors, as at the time the net exercise election is made.

                  B = the Warrant Price.

         The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one Share.

         For purposes of the above calculation, fair market value of one Share shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the three (3) trading days prior to the date of determination of fair market value.

         5. Certificate for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued in the name of the Holder as soon as practicable, and in any event within ten (10) days, after receipt by the Company of the completed Subscription Notice and payment for the Shares being purchased. The Company shall not be required to issue any fractional shares upon the exercise of the Holder"s purchase rights under this Warrant. In lieu of any fractional shares, the Company shall pay cash equal to such fraction multiplied by the per share Fair Market Value of the Common Stock as of the date of exercise.

         6. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, as will be sufficient to permit the exercise of this Warrant for the purchase of the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         7. Adjustment of Warrant Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Warrant Price therefor shall be subject to adjustment from time to time as follows:

            (a) Stock Splits, Stock Dividends and Combinations. If the Company shall at any time subdivide or combine its outstanding shares of the Common Stock, or shall make or issue a dividend or other distribution payable in additional shares of Common Stock, this Warrant shall, after that subdivision, combination or dividend, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of the Common Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, or shall make or issue a dividend or other distribution payable in additional shares of Common Stock, the Warrant Price then in effect immediately before that subdivision or dividend shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

           (b) Reclassification, Exchange and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other series or class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase, in lieu of Common Stock which the Holder would have become entitled to purchase but for such change, a number of shares of such other series or class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

           (c) Reorganization. If at any time there shall be a capital reorganization of the Company (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere in this Warrant), then, as a part of such capital reorganization, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the Company or its successor to which a holder of the Company"s Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization if this Warrant had been exercised immediately before that capital reorganization.

           (d) Adjustments for Dividends and Other Distributions. If the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to received any distribution (excluding any repurchases of securities by the Company not made on a pro rata basis from all holders of any class of the Company securities) payable in property other than cash or in securities of the Company, then and in each such event the Holder of this Warrant shall receive at the time of the exercise of this Warrant, the amount of property or the number of securities of the Company that the Holder would have received had it exercised this Warrant on such record date, in addition to the Shares.

           (e) Notice of Adjustments. The Company shall give notice of each adjustment or readjustment of the number of shares of the Common Stock or other securities issuable upon exercise of this Warrant and the Warrant Price to the registered Holder of this Warrant at that Holder"s address as shown on the Company"s books within twenty (20) days after the occurrence of the event resulting in such adjustment.

           (f) No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the number of shares of the Common Stock purchasable upon its exercise. A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same number of shares of Common Stock (appropriately reduced in the case of partial exercise) as are stated on the face of this Warrant as initially issued, and that number of shares shall be considered to have been so changed at the close of business on the date of adjustment, provided that an appropriate notation to this effect is made on such Warrant.

         8. Merger, Consolidation or Sale of Assets.

           (a) If the Company consolidates with or merges into another entity and is not the survivor, or sells or conveys substantially all of its property, and in connection therewith, shares of stock, other securities, property, or cash (collectively, "Merger Consideration") are issuable or deliverable in exchange for shares of the Company"s capital stock, then the Company shall give the Holder at least thirty (30) days prior written notice of the consummation of such transaction and the Holder may thereafter, at its option, (i) exercise the Warrant, regardless of whether this Warrant is exercisable at the time of such action, or (ii) require the Company or its successor or purchaser to enter into an agreement with the Holder to the effect that the Holder shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of this Warrant the Merger Consideration (subject to adjustment as provided in this Warrant) that the Holder would have received had the Holder exercised this Warrant in its entirety immediately prior to such merger, sale or conveyance, regardless of whether this Warrant is exercisable at the time of such action.

           (b) If the Company receives notice that a purchase, tender or exchange offer has been made to the holders of more than 50% of the outstanding Common Stock (on an as converted basis), the Company shall give the Holder reasonable notice thereof, and the Holder shall be entitled to exercise this Warrant immediately, regardless of whether this Warrant is exercisable at the time of such offer and without giving the Company the notice required by
Section 4(b).

         9. Notice of Certain Events. If (a) the Company authorizes the issuance to all holders of any class of its capital stock rights or warrants to subscribe for or purchase shares of its capital stock, or any other subscription rights or warrants; (b) the Company authorizes the distribution to all holders of any class of its capital stock evidences of indebtedness or assets; (c) there is any capital reorganization or reclassification of the Shares or the Company"s Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock; (d) the Board of Directors of the Company approves any liquidation or merger to which the Company is a party and for which approval of the Company"s stockholders is required, other than a consolidation or merger in which the Company is the surviving corporation and that does not result in any reclassification or change of the shares of Common Stock issuable upon the exercise of this Warrant; (e) the Board of Directors of the Company approves the conveyance or transfer of the all or substantially all of the Company"s properties and assets; or (f) the Board of Directors of the Company approves the Company"s voluntary or involuntary dissolution, liquidation or winding-up (each of the foregoing being a "Notice Event"); then the Company shall cause to be mailed by certified mail to the Holder, at least thirty (30) days prior to the applicable record or effective date hereinafter specified, a notice stating the dates as of which (x) the holders of capital stock of record to be entitled to receive any such rights, warrants or distributions or to be entitled to vote on such Notice Event are to be determined and (y) such Notice Event is expected to become effective. The Holder of record of this Warrant shall be entitled to exercise of this Warrant upon the consummation of such Notice Event, regardless of whether this Warrant is exercisable at the time of such action.

         10. Exercise, Transfer and Exchange Restrictions.

             (a) This Warrant, and any rights hereunder, may not be sold, assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the 1933 Act. Any purported transfer or assignment made other than in accordance with this Section 10 shall be null and void and of no force and effect.

             (b) This Warrant, and any rights hereunder, may be sold, transferred or assigned only to a direct or indirect subsidiary or affiliate of the Holder or an entity of which the Holder is a direct or indirect subsidiary or affiliate, or any 501(c)(3) charitable organization with which Holder is affiliated, which sale, transfer or assignment shall be effective upon receipt by the Company of notice thereof. Prior to the transfer or assignment, the assignor or transferor shall reimburse the Company for its reasonable expenses, including transfer taxes and reasonable attorneys" fees, incurred in connection with the transfer or assignment.

             (c) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with an assignment duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the form hereof in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled.

         11. Miscellaneous Provisions.

             (a) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant a new Warrant of like tenor.

             (b) No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on the Holder any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders (except as set forth in this Warrant), to receive dividends or subscription rights or otherwise.

            (c) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in California by California residents.

            (d) Notices. All notices hereunder shall be in writing and shall be
(i) personally delivered, (ii) transmitted by mail, postage prepaid, registered or certified, return receipt requested, (iii) transmitted by an overnight courier of recognized reputation or (iv) transmitted by telecopier (with confirmation by air mail or courier), to the respective addresses set forth in writing by the Company and the Holder. Except as otherwise specified herein, communications shall be deemed to have been duly given on (A) the date of receipt or refusal of delivery if delivered personally, (B) the date five (5) days after posting if transmitted by mail, (C) the date three (3) days after delivery to the courier if sent by recognized courier service, or (D) the date on which written confirmation would be deemed to have been given as provided above, whether by mail or by courier, as applicable, if transmitted by telecopier, whichever shall first occur.

            (e) Amendments. No amendment or modification of any provision of this Warrant shall be effective unless the same shall be in writing and signed by the parties hereto.

            (f) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated:  March 1, 2000.

                                   CHAPARRAL NETWORK STORAGE, INC.


                                   By:  /s/ MICHAEL J. GLUCK
                                        ---------------------------------------
                                   Name:  Michael J. Gluck
                                          -------------------------------------
                                   Title: President and Chief Operating Officer
                                          -------------------------------------


Acknowledged and Agreed:

ADAPTEC, INC.


By: /s/ PETER CAMPAGNE
    ------------------------------
Name:   Peter Campagne
        --------------------------

Title:   Vice President, Treasurer
         -------------------------